INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Registration Statement of Merisel, Inc. on Form S-8 of our report dated February 27, 1995 appearing in the Annual Report on Form 10-K of Merisel, Inc. for the year ended December 31, 1994.



/s/ DELOITTE & TOUCHE LLP


September 26, 1995
Los Angeles, California



                                  EXHIBIT 23.2